UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 19, 2008

WEBDIGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-53359	11-3820796
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3433 West Broadway St., NE, Suite 501
Minneapolis, MN	55413
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (612) 767-3854

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

As previously disclosed in a Form 8-K dated December 12, 2008, on that date Webdigs, Inc. (“Webdigs” or the “Company”) closed on a loan of $250,000 from Lantern Advisers, LLC and issued a Promissory Note (“Note”) to Lantern.  The Note requires monthly interest payments of one percent of the principal and requires repayment on or before September 30, 2009.

In addition, Robert Buntz, Jr, the Chairman and CEO of Webdigs, has also provided a personal guaranty for the entire amount of the Note, and Webdigs executive officers and directors pledged as collateral 4,510,940 shares of Webdigs, Inc. to secure the obligation of Webdigs under the Note in the following amounts:

Pledgor	Shares Pledged
RobertA. Buntz, Jr	2,084,696
Thomas Meckey	602,078
Jesse Olson	602,078
Edward Wicker	620,102
Edward Graca	601,986

Section 14 of the Note contained a conversion option that did not have a set price, but would allow Lantern to convert the Note to Webdigs common stock at a price equal to 75% of the lowest bid price of the five days preceding notice of conversion.  In connection with the investment by Lantern and the delivery of the Note, Lantern made representations to the Company regarding the presence of the conversion feature in the Note and its intent with respect to exercising it.

The Company has made all required interest payments on the Note when due.

The Company has received a purported Notice of Conversion from Lantern dated March 19, 2009.  A copy of that letter is attached as Exhibit 10.1 to this Form 8-K.  Under Lantern’s proposed conversion notice, the Company would be required to issue 16,666,667 shares of its common stock to Lantern.  As of March 14, 2009, the Company had 22,739,511 shares of common stock outstanding.

The issuance of shares to Lantern would mean that Lantern, together with its controlling persons Joseph A Geraci, II and Douglas M. Polinski would collectively own 18,373,999 shares outstanding, according to Schedules 13G filed by Mr. Geraci and Mr. Polinski with the SEC.  Therefore this group would collectively own approximately 46.7 percent of the Company’s shares outstanding and result in a potential change in control of the Company.

On March 24, 2008, the Company sent a notice to Lantern that the Company believed the conversion feature in Section 14 was invalid.  The Company intends to vigorously resist Lantern’s intent to convert the Note.  A copy of the Company letter to Lantern is attached at Exhibit 10.2.

The Company is exploring various forms of financing and intends to continue to pay interest as it becomes due and pay the $250,000 principal on the Note when it matures on September 30, 2009 or sooner if its financial condition allows.

Exhibits:

10.1           Letter dated March 19, 2009 from Lantern Advisers, LLC. to Webdigs, Inc.
10.2           Letter dated March 24, 2009 from Webdigs, Inc. to Lantern Advisers, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Webdigs, Inc.

Date: March 25, 2009	By:	/s/ Robert A. Buntz, Jr
Robert A. Buntz, Jr
Chair and Chief Executive Officer